UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2005

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2005, the Toro Board of Directors approved amendments to The Toro Company 2000 Directors Stock Plan (1) to increase the value of the annual award of Toro Common Stock ("Directors Shares") to each non-employee director from $10,000 to $20,000; and (2) to revise the method for calculating the number of shares of Toro Common Stock covered by each annual stock option grant to a non-employee director (a "Directors Option"). Prior to the amendment, each Directors Option covered 2,000 shares of Common Stock. Following the amendment, the number of shares covered by a Directors Option will be determined by establishing a grant date fair value for the option of $40,000. That value will be determined using a standard Black-Scholes, binomial or monte carlo valuation formula, based on assumptions consistent with those used to value option grants disclosed under Schedule 14A under the Securities Exchange Act of 1934, or successor requirements, for the business day prior to the date of grant.

A copy of the form of stock option agreement and the amended plan are exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
1. Form of Stock Option Agreement between The Toro Company and its non-employee directors
2. The Toro Company 2000 Directors Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

September 26, 2005	By:	Stephen P. Wolfe

Name: Stephen P. Wolfe
Title: Vice President Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Form of Stock Option Agreement between The Toro Company and its non-employee directors
2	The Toro Company 2000 Directors Stock Plan